UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2017 (May 12, 2017)

Koss Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices)  (Zip code)

(414) 964-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers.

In a filing on March 10, 2017, Koss Corporation (“Koss”) reported that David D. Smith, the Executive Vice President, Chief Financial Officer, and Secretary of Koss, informed the Company that he planned to retire effective at the end of this fiscal year dated June 30, 2017. Mr. Smith had originally planned to stay through June 30, 2017, to support and assist with the transition of his responsibilities to his successor. Mr. Smith has served as the Company’s Executive Vice President and Chief Financial Officer since January 2010.

The Company has worked out an arrangement with Mr. Smith for Mr. Smith to remain with the Company and continue as the Chief Financial Officer beyond June 30, 2017. Mr. Smith will relinquish his duties as Executive Vice President and Secretary effective June 30, 2017. Elizabeth Uecker, who serves as the Controller of Koss, will take over as Secretary of Koss effective July 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 17, 2017	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President

3